Exhibit 99.1

Hortonworks Reports First Quarter 2018 Revenue

Record First Quarter Revenue of $79.1 Million

Company Also Delivers $8.0 Million in First Quarter Operating Cash Flow

SANTA CLARA, Calif.—May 8, 2018—Hortonworks, Inc.® (NASDAQ: HDP), a leading provider of global data management solutions, today announced financial results for the first quarter of 2018.

“I am incredibly proud of the field for delivering another record quarter of $79.1 million in revenue and another quarter of positive operating cash flow,” said Rob Bearden, chief executive officer and chairman of the board of directors of Hortonworks. “Clearly the R&D investments we have made to enhance HDF and DPS are starting to pay off as we continue to reimagine the modern data architecture. We are now able to pursue a large and diverse market that is being fueled by customer demands such as increased cloud deployments, IoT data at the edge and adoption of data lakes. We are off to a great start in 2018 and are well positioned for continued growth throughout the year.”

First Quarter 2018 Financial Highlights

•	Revenue: Total GAAP revenue was $79.1 million for the first quarter of 2018, an increase of 41 percent compared to the first quarter of 2017.

•

Gross Profit: Total GAAP gross profit was $56.8 million for the first quarter of 2018, compared to $38.1 million for the same period last year. Non-GAAP gross profit was $58.8 million for the first quarter of 2018, compared to $39.5 million for the same period last year. GAAP gross margin was 72 percent for the first quarter of 2018, compared to 68 percent for the same period last year. Non-GAAP gross margin was 74 percent for the first quarter of 2018, compared to 71 percent for the same period last year.

•

Operating Loss: GAAP operating loss was $40.8 million for the first quarter of 2018, compared to $54.4 million for the same period last year. Non-GAAP operating loss was $14.3 million for the first quarter of 2018, compared to $30.5 million for the same period last year. GAAP operating margin was negative 52 percent for the first quarter of 2018, compared to negative 97 percent for the same period last year. Non-GAAP operating margin was negative 18 percent for the first quarter of 2018, compared to negative 54 percent for the same period last year.

•

Net Loss: GAAP net loss was $42.1 million for the first quarter of 2018, or $0.55 per basic and diluted share, compared to a GAAP net loss of $54.8 million, or $0.89 per basic and diluted share, in the first quarter of 2017. Non-GAAP net loss was $15.5 million for the first quarter of 2018, or $0.20 per basic and diluted share, compared to a non-GAAP net loss of $30.9 million, or $0.50 per basic and diluted share, for the same period last year.

•

Contract Liabilities: Total contract liabilities, which is comprised of short-term deferred revenue, other contract liabilities and long-term deferred revenue, were $249.5 million as of March 31, 2018, compared to $252.5 million as of January 1, 2018 and $275.2 million as of December 31, 2017. Note the balance as of January 1, 2018, reflects a reduction to contract liabilities of $22.7 million from December 31, 2017 as a result of our adoption of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606).

•	Cash & Investments: Cash and investments totaled $89.4 million as of March 31, 2018, compared to $72.5 million as of December 31, 2017 and $83.4 million as of March 31, 2017.

•	Operating Cash: Operating cash flow was $8.0 million for the first quarter of 2018, compared to operating cash flow used of $9.0 million for the same period last year.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release.

Recent Business Highlights

•

Hortonworks and Trimble Partner to Enhance the Logistics and Transportation Industry with Data. In April, we announced that Trimble Transportation Enterprise Solutions is leveraging our global data management solutions with machine learning models to alleviate pain points across the logistics and transportation industry. In conjunction with Trimble’s new blockchain network, Hortonworks Data Platform (HDP®) and Hortonworks DataFlow (HDF™) have allowed Trimble’s customers to increase efficiency by modernizing transportation industry systems.

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Hortonworks Congratulates 2018 European Data Heroes Award Winners. In April, we announced the winners of the 2018 European Data Heroes Awards. The awards recognize Hortonworks customers that have significantly transformed their enterprise by leveraging connected data platforms, highlighting real business value derived from data. The winners were Telefonica O2, Munich RE, Quanam (Genlives), CGI and Standard Bank of South Africa.

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Hortonworks Data Steward Studio Allows Enterprises to Find, Identify, Secure and Connect Data Across Cloud and On-Premises Data Lakes. In April, we announced Hortonworks Data Steward Studio (DSS), a new service that gives enterprises consistent security and governance for data assets across big data repositories. With DSS, businesses will be able to more effectively identify and evaluate trust levels of their data, collaborate securely and democratize data across the enterprise with confidence. This, in turn, allows businesses to derive better insights from more of the data living in all of their data lakes, whether they are located in the cloud or on premises. DSS is the second service to be available as part of the Hortonworks DataPlane Service™.

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Hortonworks Introduces Operational Services to Simplify and Accelerate the Journey to Data-Driven Insights. In March, we introduced Hortonworks Operational Services to help customers manage big data deployments and more quickly maximize the value of their data. The subscription-based service provides a fully managed environment for customers of HDP and HDF and ongoing access to dedicated Hortonworks support teams with deep experience building and managing modern data platforms.

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Hortonworks and Clearsense Work Together to Deliver Real-Time Insights in Patient Care. In March, we announced that we are powering Mission Control for Healthcare, a transformative new application from outcomes-driven healthcare technology company, Clearsense. Built upon HDP and HDF, the Clearsense Healthcare Data Ecosystem drives Mission Control, which aggregates previously unavailable data into the hands of healthcare professionals in real time.

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Newest Release of Hortonworks DataFlow Vastly Simplifies Management of Data in Motion. In February, we announced the general availability of HDF 3.1, which enhances operations and developer productivity, and delivers stronger integration and interoperability between HDP and HDF. The new version of HDF delivers a single open source tool set that integrates governance, security and management across the entire data lifecycle from the edge to analytics to real-time decisions.

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Hortonworks Celebrates 2017 Partnerworks Award Winners. In February, Hortonworks announced the 2017 recipients of the Company’s second annual Global Partner Awards. Partnerworks is Hortonworks’ global program to support and enable partners selling, implementing and innovating with us to deliver integrated customer solutions for the datacenter and in the cloud. The 2017 Global Partner Award winners were:

•	Global Partner of the Year – IBM

•	Global Systems Integrator of the Year – Accenture

•	Global Independent Software Vendor (ISV) of the Year – Attunity

Financial Outlook

As of May 8, 2018, Hortonworks is providing the following financial outlook for its second quarter and full year 2018:

For the second quarter of 2018, we expect:

Total GAAP revenue of $80.0 million.

GAAP operating margin between negative 57 percent and negative 52 percent, which includes stock-based compensation and related expenses and amortization of purchased intangibles of approximately $27.0 million.

Non-GAAP operating margin between negative 24 percent and negative 19 percent, which excludes stock-based compensation and related expenses and amortization of purchased intangibles of approximately $27.0 million.

For the full year 2018, we expect:

Total GAAP revenue between $325.0 million and $330.0 million.

GAAP operating margin between negative 52 percent and negative 47 percent, which includes stock-based compensation and related expenses and amortization of purchased intangibles of approximately $101.0 million.

Non-GAAP operating margin between negative 23 percent and negative 18 percent, which excludes stock-based compensation and related expenses and amortization of purchased intangibles of approximately $101.0 million.

GAAP operating margin outlook includes estimates of stock-based compensation and related expenses and amortization of purchased intangibles in future periods and assumes, among other things, the occurrence of no additional acquisitions, investments or restructuring and no further revisions to stock-based compensation and related expenses.

First Quarter 2018 Earnings Conference Call and Webcast Details

Hortonworks will hold a conference call and webcast to discuss the Q1 2018 results, Q2 and FY 2018 outlook and related matters at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) on Tuesday, May 8, 2018. Interested parties may access the call by dialing (877) 930-7786 in the U.S. or (253) 336-7423 from international locations. In addition, a live audio webcast of the conference call will be available on the Hortonworks Investor Relations website at http://investors.hortonworks.com.

Shortly after the conclusion of the conference call, a replay of the audio webcast will be available on the Hortonworks Investor Relations website for approximately seven days.

Statement Regarding Use of Non-GAAP Financial Measures

Hortonworks reports non-GAAP results for gross profit and margins, operating loss and margins, net loss, basic and diluted net loss per share and expenses in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Hortonworks’ financial measures under GAAP include stock-based compensation expense, amortization of intangible assets, advisory fees and other expense items that are nonrecurring. Management believes the presentation of operating results that exclude these items provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management also believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing the Company’s past and future operating performance.

Non-GAAP cost of revenue is calculated as GAAP cost of revenue less stock-based compensation expense. Management believes non-GAAP cost of revenue offers investors useful supplemental information regarding the performance of our business, and will help investors better understand our business.

Non-GAAP gross profit is calculated as GAAP revenue less our non-GAAP cost of revenue. Management believes non-GAAP gross profit offers investors useful supplemental information to help compare our recurring core business operating results over multiple periods.

Non-GAAP gross margin is calculated as non-GAAP gross profit divided by GAAP revenue. Management believes that non-GAAP gross margin offers investors useful supplemental information in evaluating our ongoing operational performance, and will help investors better understand our underlying business.

Non-GAAP operating loss is calculated as GAAP operating loss plus non-GAAP cost of revenue and operating expense adjustments. The Company believes that non-GAAP operating loss is a useful metric for management and investors because it excludes the effects of stock-based compensation expense, amortization of intangible assets, advisory fees and other expense items that are nonrecurring so that our management and investors have a greater visibility to the underlying performance of the business operations.

Non-GAAP operating margin is calculated as non-GAAP operating loss divided by GAAP revenue. Management believes that non-GAAP operating margin offers investors useful supplemental information in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods.

Non-GAAP net loss is calculated as GAAP net loss plus non-GAAP cost of revenue and operating expense adjustments. Management believes non-GAAP net loss offers investors useful supplemental information to help identify trends in our underlying business and perform related trend analyses.

Non-GAAP net loss per basic and diluted share is calculated as non-GAAP net loss divided by the weighted-average shares outstanding for the period. Management believes non-GAAP net loss per basic and diluted share offers investors useful supplemental information, and will help investors better understand our performance and return to shareholders.

Use of Forward-Looking Statements

This press release contains “forward-looking statements” regarding our performance within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include (without limitation) information regarding our expectations, goals or intentions regarding future performance, expenses or activity in international markets, including the forward-looking statements, in the section titled “Financial Outlook.” Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

The important factors that could cause actual results to differ materially from those in any forward-looking statements include, but are not limited to, the following: (i) we have a history of losses, and we may not become profitable in the future, (ii) we have a limited operating history, which makes it difficult to predict our future results of operations, and (iii) we do not have an adequate history with our offerings or pricing models to accurately predict the long-term rate of support subscription customer renewals or adoption, or the impact these renewals and adoption will have on our revenues or results of operations.

Further information on these and other factors that could affect our financial results and the forward-looking statements in this press release are included in our Form 10-K filed on March 15, 2018, or in other filings we make with the Securities Exchange Commission from time to time, particularly under the caption Risk Factors.

All forward-looking statements in this press release are made as of the date hereof, based on information available to us as of the date hereof, and we undertake no obligation, and do not intend, to update these forward-looking statements.

About Hortonworks

Hortonworks is a leading provider of enterprise-grade, global data management platforms, services and solutions that deliver actionable intelligence from any type of data for over half of the Fortune 100. Hortonworks is committed to driving innovation in open source communities, providing unique value to enterprise customers. Along with its partners, Hortonworks provides technology, expertise and support so that enterprise customers can adopt a modern data architecture. For more information, visit www.hortonworks.com.

Hortonworks, HDP and HDF are registered trademarks or trademarks of Hortonworks, Inc. and its subsidiaries in the United States and other jurisdictions. For more information, please visit www.hortonworks.com. All other trademarks are the property of their respective owners.

Hortonworks, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2018	2017
Support subscription and professional services revenue:
Support subscription	$61,534	$42,098
Professional services	17,527	13,873

Total support subscription and professional services revenue	79,061	55,971
Cost of revenue:
Support subscription	8,343	6,156
Professional services	13,917	11,699

Total cost of revenue	22,260	17,855

Gross profit	56,801	38,116
Operating expenses:
Sales and marketing	48,902	50,219
Research and development	24,134	25,506
General and administrative	24,593	16,795

Total operating expenses	97,629	92,520

Loss from operations	(40,828)	(54,404)
Other expense, net	(911)	(199)

Loss before income tax	(41,739)	(54,603)
Income tax expense	316	232

Net loss	$(42,055)	$(54,835)

Net loss per share of common stock, basic and diluted	$(0.55)	$(0.89)

Weighted-average shares used in computing net loss per share of common stock, basic and diluted	76,135,228	61,848,383

Hortonworks, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	March 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$64,756	$62,739
Short-term investments	24,625	9,773
Accounts receivable, net	72,374	112,013
Contract assets	2,302	—
Deferred costs	22,674	—
Prepaid expenses and other current assets	15,711	10,809

Total current assets	202,442	195,334
Property and equipment, net	15,150	16,383
Goodwill	34,333	34,333
Intangible assets, net	2,025	2,242
Deferred costs—noncurrent	29,693	—
Other assets	1,535	1,559
Restricted cash	25	882

Total assets	$285,203	$250,733

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$5,609	$6,134
Accrued compensation and benefits	14,890	22,483
Accrued expenses and other current liabilities	8,077	10,948
Deferred revenue	165,453	194,901
Other contract liabilities	12,801	—

Total current liabilities	206,830	234,466
Long-term deferred revenue	71,280	80,269
Other long-term liabilities	959	1,034

Total liabilities	279,069	315,769

Stockholders’ equity (deficit):
Preferred stock, par value of $0.0001 per share—25,000,000 shares authorized; none issued or outstanding as of March 31, 2018 and December 31, 2017	—	—
Common stock, par value of $0.0001 per share—500,000,000 shares authorized; 78,867,406 shares issued and 78,410,853 shares outstanding as of March 31, 2018 and 72,830,962 shares issued and 72,607,893 shares outstanding as of December 31, 2017	9	8
Additional paid-in capital	878,298	842,875
Accumulated other comprehensive loss	(50)	(219)
Accumulated deficit	(872,123)	(907,700)

Total stockholders’ equity (deficit)	6,134	(65,036)

Total liabilities and stockholders’ equity (deficit)	$285,203	$250,733

Hortonworks, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(42,055)	$(54,835)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	2,135	2,058
Amortization of deferred costs	7,076	—
Amortization of premiums from investments	30	115
Amortization of intangible assets	217	217
Stock-based compensation expense	26,290	23,375
Loss on early exit of lease	—	349
Effects of exchange rate changes on monetary assets and liabilities denominated in foreign currencies	619	162
Provision for losses on accounts receivable	7	—
Other	216	76
Changes in operating assets and liabilities:
Accounts receivable	40,327	14,479
Contract assets	161	—
Prepaid expenses and other current assets	(5,160)	(4,812)
Deferred costs	(6,532)	—
Other assets	147	(1,002)
Accounts payable	(384)	110
Accrued expenses and other current liabilities	(2,760)	586
Accrued compensation and benefits	(7,778)	(2,166)
Deferred revenue	(4,175)	12,513
Other contract liabilities	(273)	—
Other long-term liabilities	(153)	(228)

Net cash provided by (used in) operating activities	7,955	(9,003)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of investments	(18,899)	—
Proceeds from maturities of investments	4,000	13,300
Purchases of property and equipment	(1,029)	(1,218)

Net cash (used in) provided by investing activities	(15,928)	12,082

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	9,657	4,343
Proceeds from exercise of warrants	4,062	—
Tax withholding shares	(4,649)	—
Payments of capital lease liability	(86)	(90)
Payment of fees for line of credit	(26)	(26)

Net cash provided by financing activities	8,958	4,227

Effect of exchange rate changes on cash, cash equivalents and restricted cash	175	298
Net increase in cash, cash equivalents and restricted cash	1,160	7,604
Cash, cash equivalents and restricted cash—Beginning of period	63,621	54,648

Cash, cash equivalents and restricted cash—End of period	$64,781	$62,252

Hortonworks, Inc.

Unaudited Reconciliation of GAAP to Non-GAAP

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2018	2017
Non-GAAP Gross Profit and Margin:
Gross profit	$56,801	$38,116
Stock-based compensation expense	2,027	1,410

Non-GAAP gross profit	$58,828	$39,526

Gross margin percentages:
GAAP	72%	68%
Non-GAAP	74%	71%

Non-GAAP Operating Loss and Margin:
Operating loss	$(40,828)	$(54,404)
Stock-based compensation expense	26,290	23,375
Loss on early exit of lease	—	349
Amortization of intangible assets	217	217

Non-GAAP operating loss	$(14,321)	$(30,463)

Operating margin percentages:
GAAP	(52)%	(97)%
Non-GAAP	(18)%	(54)%

Non-GAAP Net Loss and Net Loss per Share:
Net loss	$(42,055)	$(54,835)
Stock-based compensation expense	26,290	23,375
Loss on early exit of lease	—	349
Amortization of intangible assets	217	217

Non-GAAP net loss	$(15,548)	$(30,894)

Weighted-average shares outstanding	76,135,228	61,848,383
Non-GAAP net loss per share	$(0.20)	$(0.50)
Stock-based compensation expense by function:
Cost of revenue	$2,027	$1,410
Sales and marketing	6,009	7,466
Research and development	8,166	9,878
General and administrative	10,088	4,621

Total stock-based compensation expense	$26,290	$23,375

For Additional Information Contact:

Reuben Gallegos

VP, Investor Relations and Corporate Development

rgallegos@hortonworks.com